                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

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[X]  Definitive Proxy Materials

                          DREW INDUSTRIES INCORPORATED
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DREW INDUSTRIES INCORPORATED

200 Mamaroneck Avenue
White Plains, New York 10601

Notice of Annual Meeting of Stockholders
to be held May 25, 2006

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DREW INDUSTRIES INCORPORATED (the “Company”) will be held at The Crescent Club, 17th Floor, 200 Crescent Court, Dallas, Texas 75201 on May 25, 2006 at 9:00 A.M., for the following purposes:

      (1) To elect a Board of eight Directors;

     (2) To consider and act upon a proposal to adopt an amendment to the Drew Industries Incorporated 2002 Equity Award and Incentive Plan to increase the number of shares subject to awards pursuant to the Plan;

      (3) To ratify the selection of KPMG LLP as independent auditors for the Company for the year ending December 31, 2006; and

     (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Holders of record of the Company’s Common Stock at the close of business on the 4th day of April, 2006 shall be entitled to vote on all matters to be considered at the meeting or any adjournment or postponement thereof.

     A list of all stockholders entitled to vote at the meeting will be available for inspection for the ten days prior to the meeting at the office of the Company and will be available for inspection at the time of the meeting, at the place thereof.

By Order of the Board of Directors EDWARD W. ROSE, III Chairman of the Board of Directors

Dated: April 17, 2006
White Plains, N.Y.

NOTICE TO HOLDERS OF COMMON STOCK

IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN
AND RETURN THE ENCLOSED PROXY SO THAT YOU WILL BE
REPRESENTED. A POST-PAID ENVELOPE IS ENCLOSED
FOR YOUR CONVENIENCE.

DREW INDUSTRIES INCORPORATED

200 Mamaroneck Avenue
White Plains, New York 10601

PROXY STATEMENT

     The accompanying Proxy is solicited by the Board of Directors of Drew Industries Incorporated, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held at The Crescent Club, 17th Floor, 200 Crescent Court, Dallas, Texas 75201 on May 25, 2006 at 9:00 A.M., or any adjournment or postponement thereof, at which holders of record of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at the close of business on April 4, 2006 (the “Record Date”) shall be entitled to vote on all matters considered at the meeting.

     The cost of solicitation by the Company, including postage, printing and handling, and the expenses incurred by brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls, telegrams and personal solicitation. Management may also use the services of directors and employees of the Company to solicit Proxies, without additional compensation.

     Each Proxy executed and returned by holders of the Common Stock may be revoked at any time thereafter, except as to matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. A Proxy may be revoked by giving written notice of revocation to the Secretary of the Company or to any of the other persons named as proxies, or by giving a Proxy with a later date. The Proxies will be voted at the meeting for the Directors set forth herein in the manner indicated and if no contrary instructions are indicated, in favor of the other matters set forth herein; if specific instructions are indicated, the Proxies will be voted in accordance therewith. This Statement and the form of Proxy solicited from holders of the Common Stock are expected to be sent or given to stockholders on or about April 17, 2006.

     The Annual Report to Stockholders of the Company for the year ended December 31, 2005 is being mailed herewith to each stockholder of record.

     THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE SCHEDULE THERETO) IS PART OF THE ANNUAL REPORT TO STOCKHOLDERS WHICH ACCOMPANIES THIS PROXY STATEMENT. ADDITIONAL COPIES WILL BE FURNISHED TO ANY STOCKHOLDER WITHOUT CHARGE UPON REQUEST TO THE COMPANY AT 200 MAMARONECK AVENUE, WHITE PLAINS, NEW YORK 10601, TELEPHONE (914) 428-9098. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE THROUGH LINKS ON THE COMPANY’S WEBSITE WWW.DREWINDUSTRIES.COM.

THE COMPANY

     The Company was incorporated under the laws of Delaware on March 20, 1984. The Company’s principal executive and administrative offices are located at 200 Mamaroneck Avenue, White Plains, New York 10601; telephone number (914) 428-9098; website: www.drewindustries.com; e-mail: drew@drewindustries.com. Note that the information located on our website, whether or not referred to in this Proxy Statement, is not incorporated by reference into this Proxy Statement.

VOTING SECURITIES

     The Company had outstanding on the Record Date 21,526,436 shares of Common Stock. The Company’s stock trades on the New York Stock Exchange (NYSE) under the symbol “DW.”

Voting

     Stockholders of record will be entitled to one vote on each matter for each share of Common Stock held on the Record Date. A majority of the outstanding shares of Common Stock must be present or represented by proxy at the meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the meeting. In the election of directors, Proposal No. 1, the eight nominees receiving the highest number of affirmative votes will be elected. Proposals No. 2 and No. 3 require the approval of the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and voting at the meeting, together with the affirmative vote of a majority of the required quorum. Abstentions and broker non-votes (which may occur if a beneficial owner of stock whose shares are held in a brokerage or bank account fails to provide the broker or bank with voting instructions as to such shares) can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. If the persons present or represented by proxy at the meeting constitute the holders of less than a majority of the outstanding shares of Common Stock as of the Record Date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and, if possible, broker non-votes.

Recommendations of the Board of Directors

     Drew’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal No.1), FOR adoption of the amendment to the Drew Industries Incorporated 2002 Equity Award and Incentive Plan (Proposal No. 2), and FOR ratification of the appointment of KMPG LLP as Drew’s independent auditors for the fiscal year ending December 31, 2006 (Proposal No. 3).

Principal Holders of Voting Securities

     Set forth below is information with respect to each person known to the Company on March 23, 2006 to be the beneficial owner of more than five percent of any class of the Company’s voting securities, which consists of Common Stock only (including options which are exercisable within 60 days):

	Amount and Nature		Approximate
Name and Address	of Beneficial		Percent of
of Beneficial Owner	Ownership		Class

Edward W. Rose, III(1)	1,494,160	(2)	6.8%
500 Crescent Court
Dallas, Texas 75201
L. Douglas Lippert(1)	1,233,874	(2)	5.6%
2375 Tamiami Trail
Suite 110
Naples, Florida 34103
FMR Corp.(1)	1,844,600	(3)	8.4%
82 Devonshire Street
Boston, Massachusetts 02109
Royce & Associates, LLC(1)	1,689,100	(3)	7.7%
1414 Avenue of the Americas
New York, NY 10019
Munder Capital Management(1)	1,107,418	(3)	5.1%
Munder Capital Center
480 Pierce Street
Birmingham, MI 48009
	(Footnotes on next page)

(Footnotes continued from previous page)

(1) The person named has sole voting and investment power with respect to such shares.

(2) See “VOTING SECURITIES—Security Ownership of Management.”

(3) As of December 31, 2005.

     To the knowledge of the Company, other than persons acting as nominees or custodians for various stock brokerage firms and banks, which persons do not have beneficial ownership of the Common Stock, no other person owns of record or beneficially more than five percent of the voting securities of the Company.

Security Ownership of Management

     Set forth below is information with respect to beneficial ownership at March 23, 2006 of the Common Stock (including options which are exercisable within 60 days) by each Director, each of whom is a nominee for election, and by all Directors and Executive Officers of the Company as a group.

	Amount and
	Nature of		Approximate
Name and Address	Beneficial		Percent of
of Beneficial Owner	Ownership		Class

Leigh J. Abrams(1)	259,616	(2)	1.2%
200 Mamaroneck Avenue
White Plains, New York 10601
Edward W. Rose, III(1)	1,494,160	(3)	6.8%
500 Crescent Court
Dallas, Texas 75201
David L. Webster(1)	227,680	(4)	1.0%
4381 Green Oaks Blvd.
Arlington, Texas 76016
L. Douglas Lippert	1,233,874	(5)	5.6%
2375 Tamiami Trail
Suite 110
Naples, Florida 34103
James F. Gero(1)	88,320	(6)	0.4%
11900 North Anna Cade Road
Rockwall, Texas 75087
Frederick B. Hegi, Jr	65,000	(7)	0.3%
750 North St. Paul
Dallas, Texas 75201
David A. Reed	15,000	(8)	0.1%
1909 Cottonwod Valley Circle
Irving, Texas 75038
John B. Lowe, Jr	1,000	(9)	—
13850 Diplomat Drive
Dallas, Texas 75234
Jason D. Lippert	150,838	(10)	0.7%
2766 College Avenue
Goshen, Indiana 46528
All Directors and Executive Officers as a group
(16 persons including the above-named. Except as
otherwise indicated, persons in this group who are
not directors or nominees and who own individually
less than 1% are not listed)	3,729,012	(11)	17.0%

(1)	Pursuant to Rules 13-1(f)(1)-(2) of Regulation 13-D of the General Rules and Regulations under the Securities Exchange Act, on May 31, 1989, the persons indicated, together with certain other persons, jointly filed a single Schedule 13-D Statement (as amended) with respect to the securities listed in the foregoing table. Such persons made the single, joint filing because they may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act, although neither the fact of the filing nor anything contained therein shall be deemed to be an admission by such persons that a group exists.

(2)	Mr. Abrams has sole voting and dispositive power with respect to the shares owned by him. Includes 6,004 shares of Common Stock held by Mr. Abrams as Custodian under the New York Uniform Gifts to Minors Act for the benefit of a member of his immediate family. Mr. Abrams disclaims any beneficial interest in the shares held as Custodian. In November 2003, and November 2005, Mr. Abrams was granted options to purchase, respectively, 30,000 shares of Common Stock at $12.78 per share, and 25,000 shares at $28.33 per share. Although no part of such options have been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(3)	Mr. Rose has sole voting and dispositive power with respect to the shares owned by him. Excludes deferred stock units representing 23,520 shares granted to Mr. Rose in lieu of cash compensation in payment of director’s fees. Includes 96,000 shares owned by Cardinal Investment Company, Inc.

Profit Sharing Plan, of which Mr. Rose is Trustee. Mr. Rose is the sole stockholder of Cardinal Investment Company, Inc. Excludes 100,000 shares of Common Stock held in trusts for the benefit of members of Mr. Rose’s immediate family. Mr. Rose’s wife has sole voting and investment power with respect to an additional 13,920 shares owned by her of record. Mr. Rose disclaims any beneficial interest in such shares. As a member of the Stock Option Committee, Mr. Rose was automatically awarded an option to purchase 10,000 shares of Common Stock on December 31, 2001 at $4.625 per share. In addition, in December 2002, 2003 and 2004, Mr. Rose was granted options to purchase 10,000 shares of Common Stock at $7.875, $13.80 and $16.15 per share, respectively, and in December 2005, Mr. Rose was granted options to purchase 7,500 shares at $28.71 per share. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned. See “Voting Securities—Principal Holders of Voting Securities”

(4)	Mr. Webster has sole voting and dispositive power with respect to such shares. In November 2003 and November 2005, Mr. Webster was granted options to purchase, respectively, 30,000 shares of Common Stock at $12.78 per share and 25,000 shares at $28.33 per share. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(5)	Includes 359,244 shares held by L. Douglas Lippert as Trustee for trusts for the benefit of members of Mr. Lippert’s immediate family, over which Mr. Lippert has sole voting and dispositive power. Mr. Lippert disclaims beneficial ownership of such shares. Pursuant to Rules 13-1(f)(1)-(2) of Regulation 13-D of the General Rules and Regulations under the Exchange Act, on October 17, 1997, Mr. Lippert, together with certain other persons, jointly filed a single Schedule 13-D Statement (as amended) with respect to the securities listed in the foregoing table. Such persons made the single, joint filing because they may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act, although neither the fact of the filing nor anything contained therein shall be deemed to be an admission by such persons that a group exists. In November 2003 and December 2005, Mr. Lippert was granted options to purchase, respectively, 10,000 shares of Common Stock at $12.78, and 7,500 shares of Common Stock at $28.71. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned. See “Voting Securities—Principal Holders of Voting Securities.”

(6)	Mr. Gero shares voting and dispositive power with respect to such shares with his wife. Excludes deferred stock units representing 16,146 shares granted to Mr. Gero in lieu of cash

(Footnotes continued on next page)

(Footnotes continued from previous page)
compensation in payment of director’s fees. As a member of the Stock Option Committee, Mr. Gero was automatically awarded an option to purchase 10,000 shares of Common Stock on December 31, 2001 at $4.625 per share. In addition, in December 2002, 2003 and 2004, Mr. Gero was granted options to purchase 10,000 shares of Common Stock at $7.875, $13.80, and $16.15 per share, respectively, and in December 2005, Mr. Gero was granted an option to purchase 7,500 shares at $28.71 per share. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(7)	Mr. Hegi has sole voting and dispositive power with respect to such shares. Excludes deferred stock units representing 15,874 shares granted to Mr. Hegi in lieu of cash compensation in payment of director’s fees. In addition, in December 2002, 2003 and 2004, Mr. Hegi was granted options to purchase 10,000 shares of Common Stock at $7.875, $13.80, $16.15 per share, respectively, and in December 2005, Mr. Hegi was granted an option to purchase 7,500 shares at $28.71 per share. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(8)	Mr. Reed has sole voting and dispositive power with respect to such shares. Excludes deferred stock units representing 3,548 shares granted to Mr. Reed in lieu of cash compensation in payment of director’s fees. In addition, in December 2003 and 2004, Mr. Reed was granted options to purchase 10,000 shares of Common Stock at $13.80 and $16.15 per share, respectively, and in December 2005, Mr. Reed was granted an option to purchase 7,500 shares at $28.71 per share, of which options to purchase 10,000 shares at $13.80 have been exercised. All shares subject to such unexercised options which are exercisable within 60 days are included in the above table as beneficially owned.

(9)	Mr. Lowe has sole voting and dispositive power with respect to the shares owned by him. Excludes deferred stock units representing 418 shares granted to Mr. Lowe in lieu of cash compensation in payment of director’s fees. In addition, in December 2005, Mr. Lowe was granted an option to purchase 7,500 shares of Common Stock at $28.71 per share. Although no part of such option has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(10)	Mr. Lippert has sole voting and dispositive power with respect to such shares. Includes 19,260 restricted shares of Common Stock issued in payment of incentive compensation in accordance with the Company’s 2002 Equity Award and Incentive Plan. Mr. Lippert has the right to vote such shares, but the disposition of such shares is restricted. See “Equity Award and Incentive Plan—Restricted and Deferred Stock.” In addition, Mr. Lippert was granted the following options to purchase shares of the Common Stock: in November 2001, 56,000 shares at $4.55 per share of which 12,000 have been exercised; in November 2003, 30,000 shares at $12.78 per share; in November 2004, 15,000 shares at $16.155 per share, and in November 2005, 25,000 shares at $28.33 per share. All shares subject to such unexercised options which are exercisable within 60 days are included in the above table as beneficially owned.

(11)	Includes 719,001 shares subject to options which are exercisable within 60 days.

 Compliance with Section 16(a) of the Exchange Act

    Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the exchange on which the securities are traded. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, the Company believes that during 2005 all such filing requirements applicable to its officers and directors (the Company not being aware of any 10 percent holder during 2005 other than Edward W. Rose III, a director of the Company) were complied with, except that in connection with a sale of 57,700 shares on November 21, 2005, Mr. Rose inadvertently filed a Form 4 one week late; and in connection with two sales of 2,000 shares each by L. Douglas Lippert as Trustee of a trust for the benefit of his child, on May 16, 2005 and May 24, 2005, respectively, Mr. Lippert inadvertently filed Form 4s one week and one day late, respectively, and in connection with administrative transfers (but no sales) on January 3, 2005 and June 10, 2005, respectively, of the same 21,084 shares from and to a trust for the benefit of his child, Mr. Lippert as Trustee of the trust inadvertently filed Form 4s five months and seven months late, respectively.

Proposal 1. ELECTION OF DIRECTORS

     The Board of Directors currently consists of eight directors. It is proposed to elect a Board of eight directors to serve until the next annual election or until their successors are elected and qualify.

     Unless contrary instructions are indicated, the persons named as proxies in the form of Proxy solicited from holders of the Common Stock will vote for the election of the nominees indicated below. All such nominees are presently directors of the Company. If any such nominees should be unable or unwilling to serve, the persons named as proxies will vote for such other person or persons as may be proposed by the Board of Directors. The Board of Directors has no reason to believe that any of the named nominees will be unable or unwilling to serve.

     The following table lists the current directors of the Company, each of whom is a nominee proposed by the Board of Directors for election by the holders of the Common Stock, all other positions and offices with the Company presently held by them, and their principal occupations, in each case as furnished by them to the Company. Each of the following nominees was elected to his present term of office at the Annual Meeting of Stockholders held on May 18, 2005.

Name and Age		Director
of Nominee	Position	since

Leigh J. Abrams	President, Chief Executive
(Age 63)	Officer and Director.	1984
Edward W. Rose, III	Chairman of the Board of
(Age 65)	Directors.	1984
David L. Webster.	Chairman, President and Chief
(Age 70)	Executive Officer of Kinro, Inc.
	and Director.	1984
L. Douglas Lippert	Chairman of Lippert
(Age 58)	Components, Inc. and Director.	1997
James F. Gero	Director.	1992
(Age 61)
Frederick B. Hegi, Jr	Director.	2002
(Age 62)
David A. Reed	Director.	2003
(Age 58)
John B. Lowe, Jr	Director.	2005
(Age 66)

     LEIGH J. ABRAMS, since April 2001, has also been a director of Impac Mortgage Holdings, Inc., a publicly-owned specialty finance company organized as a real estate investment trust.

     EDWARD W. ROSE, III, for more than the past five years, has been President and sole stockholder of Cardinal Investment Company, Inc., an investment firm. Mr. Rose also serves as a director of ACE Cash Express, Inc., a publicly-owned company engaged in check cashing services. From April 1999 to January 2003, Mr. Rose was a director of TX C.C., Inc., a privately-owned restaurant chain, against which an involuntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code was filed on February 21, 2003 in the U.S. Bankruptcy Court for the Northern District of Texas. A plan of reorganization was confirmed on January 28, 2004. Cardinal Investment Company, Inc., of which Mr. Rose is the sole stockholder, was an indirect General Partner of MJ Designs, L.P., a privately-owned retailer of arts and crafts products, which filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in January 2003 in the U.S. Bankruptcy Court for the Northern District of Texas, later converted to a Chapter 7 liquidation.

     DAVID L. WEBSTER, since November 1980, has been President and Chief Executive Officer of Kinro, Inc. (“Kinro”), a subsidiary of the Company, and has been Chairman of Kinro since November 1984.

     L. DOUGLAS LIPPERT, from October 1997 until February 2003 was Chairman, President and Chief Executive Officer of Lippert Components, Inc., a subsidiary of the Company. Effective February 5, 2003, Jason D. Lippert, the son of L. Douglas Lippert, was appointed as President and Chief Executive Officer of Lippert Components, Inc., and L. Douglas Lippert continues as Chairman.

     JAMES F. GERO, Mr. Gero is a private investor. Mr. Gero also serves as Chairman of the Board of Directors of Orthofix International, N.V., a publicly-owned international supplier of orthopedic devices for bone fixation and stimulation, and as a director of Intrusion.com, Inc., a publicly-owned supplier of security software.

     FREDERICK B. HEGI, JR., is a founding partner of Wingate Partners, including the indirect general partner of each of Wingate Partners L.P. and Wingate Partners II, L.P. Since May 1982, Mr. Hegi has served as President of Valley View Capital Corporation, a private investment firm. He is a director of the following publicly-owned companies: Lone Star Technologies, Inc., a diversified company engaged in the manufacture of tubular products; Texas Capital Bancshares, Inc., a regional commercial bank; and is Chairman of the Board of United Stationers, Inc., a publicly-owned wholesale distributor of business products. Mr. Hegi was also Chairman, President and Chief Executive Officer of Kevco, Inc., a publicly-owned distributor of building products to the manufactured housing and recreational vehicle industries, which filed for protection under Chapter 11 of the United States Bankruptcy Code on February 5, 2001, later converted to a Chapter 7 liquidation.

     DAVID A. REED, is Managing Partner of Causeway Capital Partners, L.P., a privately-owned investment partnership. Mr. Reed retired as Senior Vice Chair for Ernst & Young LLP in 2000 where he held several senior U.S. and global operating, administrative and marketing roles in his 26-year tenure with the firm. He served on Ernst and Young LLP’s Management Committee and Global Executive Council from 1991 to 2000. Mr. Reed is a director of Lone Star Technologies Inc., a publicly-owned diversified company engaged in the manufacture of tubular products.

     JOHN B. LOWE, JR., has been Chairman of TDIndustries, Inc., a national mechanical/ electrical/plumbing construction and facility service company, since 1981. From January 1981 to January 2005, Mr Lowe also served as Chief Executive Officer of TDIndustries. Mr. Lowe is a director of Zale Corporation, a publicly-owned specialty retailer of fine jewelry. Mr. Lowe also serves on the Board of Trustees of the Dallas Independent School District and on the Board of Directors of the Texas Business and Education Coalition.

Other Executive Officers

     JASON D. LIPPERT, age 33, not a nominee for election as a director, has been President and Chief Executive Officer of Lippert Components, Inc., a subsidiary of the Company, since February 5, 2003. From May 2000, Mr. Lippert was Executive Vice President and Chief Operating Officer of Lippert Components, Inc., and from 1998 until 2000, Mr. Lippert served as Regional Director of Operations of Lippert Components, Inc.

     FREDRIC M. ZINN, age 55, not a nominee for election as a director, has been Chief Financial Officer and Executive Vice President of the Company for more than the past five years. Mr. Zinn is a Certified Public Accountant.

     SCOTT T. MERENESS, age 34, not a nominee for election as a director, has been Executive Vice President and Chief Operating Officer of Lippert Components, Inc. since February 2003. From 2001 to 2003 Mr. Mereness was Vice President of Operations of Lippert Components, Inc., and from 1999 to 2001 Mr. Mereness was Regional Vice President for Manufactured Housing for Lippert Components, Inc.

     DOMENIC D. GATTUSO, age 65, not a nominee for election as a director, has been Executive Vice President of Kinro, Inc. since February 2004. Since September 1985, Mr. Gattuso has been Chief Financial Officer of Kinro, Inc.

     HARVEY F. MILMAN, age 64, not a nominee for election as a director, has been Vice President-Chief Legal Officer of the Company since March 1, 2005. Prior thereto, Mr. Milman was a partner of the firm of Phillips Nizer LLP, counsel to the Company. Mr. Milman has served as Assistant Secretary of the Company for more than the past five years.

     JOSEPH S. GIORDANO III, age 37, not a nominee for election as a director, has been Corporate Controller and Treasurer of the Company since May 2003. From July 1998 to August 2002, Mr. Giordano was a Senior Manager at KPMG LLP, and from August 2002 to April 2003 was a Senior Manager at Deloitte & Touche LLP. Mr. Giordano is a Certified Public Accountant.

     JOHN F. CUPAK, age 56, not a nominee for election as a director, has been Secretary as well as Director of Internal Audit of the Company since May 2003. For more than the five years prior thereto, Mr. Cupak was Controller of the Company.

     Directors of the Company serve until the Company’s next annual meeting of stockholders, and until their successors are elected and qualified. Executive officers serve at the discretion of the Board of Directors. To the knowledge of the Company, no executive officer or director is related by blood, marriage or adoption to any other, except that L. Douglas Lippert, Chairman of Lippert Components, Inc. is the father of Jason D. Lippert, who has been President and Chief Executive Officer of Lippert Components, Inc. since February, 2003.

Corporate Governance and Related Matters

     Statement Regarding Corporate Governance

     The Company regularly monitors developments in the area of corporate governance, including the Sarbanes-Oxley Act of 2002 and rules promulgated by the SEC and the New York Stock Exchange. The Company complies with all laws and rules applicable to corporate governance, and has continually implemented “best practices” as the Company deems appropriate to protect and enhance stockholders’ interests.

     The Company received notification in November 2005 from Institutional Stockholders Services, Inc. (“ISS”), a Rockville, Maryland-based independent research firm that advises institutional investors, that the Company’s corporate governance policies outranked 98.4 percent of all companies listed in the Russell 3000 index. The Company has no business relationship with ISS.

     Board of Directors

     The Board is elected annually by the Company’s stockholders, and each director is nominated for election every year. The Company does not have cumulative voting. The Board currently consists of three directors who are employed by the Company, and five non-employee directors. The non-employee directors are Edward W. Rose, III, James F. Gero, Frederick B. Hegi, Jr., David A. Reed and John B. Lowe, Jr. Neither Messrs. Rose, Gero, Hegi, Reed or Lowe, nor any members of their immediate families, have any transactions or relationships with the Company or its subsidiaries. Accordingly, the Board has determined that each of these directors meets the “independence” standards of New York Stock Exchange.

     In making that determination, the Board applied the following standards, in addition to other relevant facts and circumstances:

  A director who is an employee, or whose immediate family member is an executive of the Company, is not independent until three years after the end of such employment relationship,

  A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), generally is not independent until three years after he ceases to receive more than $100,000 per year in such compensation.

  A director is not independent if (i) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (ii) the director is a current employee of such a firm, (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the company’s audit within that time.

  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serves on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

  A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, in each case is not independent until three years after falling below such threshold.

  A director who is, or whose immediate family member is, an officer, director or trustee of a not-for-profit organization that received contributions from the Company during the organization’s most recent fiscal year equal to or greater than the lesser of $50,000 and one percent of the organization’s total annual donations is not independent.

     The independent directors have complete access to, and are encouraged to communicate with, the Company’s Chief Executive Officer and any other executives of the Company. During the year ended December 31, 2005, the Board of Directors held twelve meetings. All directors attended at least 75 percent of the regularly scheduled and special meetings of the Board and the Board committees on which they served.

     Board members are expected to attend the Company’s annual meetings. At the Company’s 2005 annual meeting, all members of the Board, each of whom were nominees for re-election, were present. It is anticipated that all Board members who are standing for re-election will be present at the 2006 annual meeting.

     Executive Sessions

     The independent directors, those directors who are not officers or employees of the Company, meet regularly in executive sessions without management. An executive session is held in conjunction with each regularly scheduled Board meeting and is led by a “Presiding Director.” Additional executive sessions may be called by the Presiding Director in his discretion or at the request of the Board. Mr. Rose, Chairman of the Board, has been designated as the Presiding Director.

     Contacting the Board of Directors.

     Any stockholder who wishes to communicate with the Board of Directors, or the Presiding Director or any member of the Board may do so electronically by sending an e-mail to drew@drewindustries.com or by writing to any director at the address provided under the director’s name in “Voting Securities—Security Ownership of Management.”

Board Committees

     The Company has three standing committees of the Board of Directors: the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee. All members of each Committee are non-employee directors who meet the “independence” and experience standards of the New York Stock Exchange. The Board annually selects the directors who serve on the Committees. Each Committee functions pursuant to a written Charter and written Key Practices adopted by the Board of Directors.

     The Company’s Governance Principles, as well as the Charters and Key Practices of the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee, in addition to the Company’s Guidelines for Business Conduct and Code of Ethics for Senior Financial Officers, can be accessed on the Company’s website at www.drewindustries.com. A copy of any corporate governance document will be furnished, without charge, upon written request to Secretary, Drew Industries Incorporated, 200 Mamaroneck Avenue, White Plains, New York 10601. Information on our website is not incorporated by referenced into this Proxy Statement.

     Audit Committee. The purpose of the Audit Committee of the Board of Directors is to assist the Board in its oversight of (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and qualifications of the independent auditor, and (iv) the performance of the Company’s internal audit function, and the independent auditor. The Committee also prepares an annual report for inclusion in the Company’s Proxy Statement. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent auditor.

     The Audit Committee of the Board of Directors currently consists of David A. Reed, James F. Gero, Frederick B. Hegi, Jr. and John B. Lowe, Jr. Mr. Reed serves as Chairman of the Committee and has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the Securities and Exchange Commission. This Committee held seven meetings during the year ended December 31, 2005.

     Corporate Governance and Nominating Committee. The purpose of the Corporate Governance and Nominating Committee of the Board of Directors is to assist the Board in (i) identifying qualified individuals to become Board members, (ii) determining the composition of the Board of Directors and its Committees, (iii) monitoring a process to assess Board effectiveness, (iv) developing and implementing the Company’s corporate governance principles, (v) evaluating potential candidates for executive positions, and (vi) overseeing the development of executive succession plans.

     The Corporate Governance and Nominating Committee currently consists of Frederick B. Hegi, Jr., James F. Gero, David A. Reed and John B. Lowe, Jr. Mr. Hegi serves as Chairman of the Committee. This Committee held four meetings during the year ended December 31, 2005.

     The Corporate Governance and Nominating Committee considers candidates for Board membership suggested by members of the Committee and other Board members, as well as management and stockholders. In this connection, the Committee considers the composition of the Board with respect to experience, balance of professional interests, required expertise and other factors. The Committee uses the same criteria for evaluating candidates nominated by stockholders as it does for those proposed by other Board members or management. To be considered for membership on the Board, a candidate must meet the following criteria, which are also set forth in the Company’s Governance Principles: (a) should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders; (b) should have an inquisitive and objective perspective, practical wisdom and mature judgment; (c) must be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively; (d) should be committed to serving on the Board for an extended period of time; (e) should be prepared to resign in the event of any significant change in his or her personal circumstance which may impair his or her ability to effectively serve on the Board; (f) directors who also serve as CEOs or in equivalent positions should not serve on more than two Boards of public companies in addition to the Company’s Board; and (g) directors who are not CEOs or equivalent should not serve on more than four Boards of public companies in addition to the Company’s Board.

     The Corporate Governance and Nominating Committee met in November 2005 to recommend to the Board each of the nominees for election as directors as set forth herein. Stockholders may recommend a prospective nominee for consideration by the Corporate Governance and Nominating Committee by sending the candidate’s name and qualifications, in writing, to the Secretary at Drew Industries Incorporated, 200 Mamaroneck Avenue, White Plains, New York 10601. Recommendations must be received by February 16, 2007 in order for a candidate to be considered for election at the 2007 annual meeting.

     Compensation Committee. The purpose of the Compensation Committee of the Board of Directors is: (i) to assist the Board in discharging its responsibilities in respect of compensation of the Company’s executive officers; and (ii) to prepare an annual report on executive compensation for inclusion in the Company’s Proxy Statement.

     The Compensation Committee currently consists of James F. Gero, Edward W. Rose, III, Frederick B. Hegi, Jr., David A. Reed, and John B. Lowe, Jr. Mr. Gero serves as Chairman of the Committee.

     The Compensation Committee is responsible for reviewing the performance and development of the Company’s management in achieving corporate goals, and to ensure that the Company’s senior executives are compensated consistent with the long-term objectives of the Company as well as competitive practices. This Committee provides oversight and guidance in the development of compensation and benefit programs for senior executives of the Company, reviews and sets the compensation of the Company’s Chief Executive Officer, recommends to the Board compensation of other senior executives, based on the recommendations of the Company’s Chief Executive Officer, including salary, bonus, incentive compensation and equity awards, administers the Company’s 2002 Equity Award and Incentive Plan, approves equity awards, and coordinates with the Corporate Governance and Nominating Committee with respect to compensation of directors. This Committee held four meetings during the year ended December 31, 2005.

     Stock Options

     It has been, and will continue to be, the Company’s policy to obtain stockholder approval for any equity-based compensation plans for directors, officers and employees. Moreover, the Company does not re-price stock options. In 2002, the Company began expensing the compensation related to stock options granted after January 1, 2002. As a result of recent changes in generally accepted accounting principles, commencing January 1, 2006, the Company will begin to expense the compensation related to unvested stock options granted prior to January 1, 2002, which expense will be less than $125,000 in 2006.

     Employees and Directors Guidelines for Business Conduct

     The Company has Guidelines for Business Conduct which all management employees and directors are required to follow in conducting the Company’s business, and a Code of Ethics for Senior Financial Officers governing the conduct of its Chief Executive Officer, the chief executive officers of its subsidiaries and the financial officers of the Company and its subsidiaries. The Company has established a method, included in its Guidelines for Business Conduct, by which employees can make anonymous and confidential reports about the Company’s accounting practices, internal controls, auditing matters, or any other concerns they may have.

     Disclosure Committee

     The Company has established a Disclosure Committee comprised of executive, financial, operating and legal management personnel. The function of the Disclosure Committee is to develop and implement disclosure controls and procedures intended to ensure that information required to be disclosed by the Company in public reports is made available to management and reported within the specified time periods. Each quarter, the Company’s management personnel (exceeding 100 people) are required to certify in writing whether or not any matters arose that should be considered for disclosure.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors currently consists of David A. Reed, James F. Gero, Frederick B. Hegi, Jr., and John B. Lowe, Jr. (the “Committee”). Mr. Reed serves as Chairman of the Committee and has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

     Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and to issue a report thereon. As set forth in its Charter, the Committee acts only in an oversight capacity and relies on the work and assurances of management as well as the independent auditors and other advisors retained by the Company.

     The Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed with management and the independent auditors the consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal controls over finanical reporting, and the independent auditors’ evaluation of the Company’s internal controls over financial reporting. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company’s independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm’s independence.

     The Committee considered whether non-audit services provided by the independent auditors are compatible with maintaining the auditor’s independence. The Committee concluded that non-audit services provided by KPMG LLP during the year ended December 31, 2005, which consisted of tax planning and compliance, and other accounting and audit-related services, were compatible with KPMG LLP’s independence.

     Based on the Committee’s discussion with management and the independent auditors and the Committee’s review of the representations of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC.

AUDIT COMMITTEE David A. Reed, Chairman James F Gero Frederick B. Hegi, Jr. John B. Lowe, Jr.

     The foregoing report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

Executive Compensation

     Summary Compensation

     The following table sets forth the annual and long-term cash and noncash compensation for each of the last three calendar years awarded to or earned by the President and Chief Executive Officer of the Company and the Company’s four other most highly compensated executive officers (such five executive officers collectively, the “named executive officers”) during the year ended December 31, 2005.

Summary Compensation Table
		Annual Compensation			Long-term Compensation

					Awards		Payouts
				Other
				Annual	Restricted	Securities		All Other
Name and			Cash	Compen-	Stock	Underlying	LTIP	Compen-
Principal Position	Year	Salary	Bonus(1)	sation	Awards	Options	Payouts	sation

Leigh J. Abrams(2)	2005	$400,000	$937,288	$14,076	—	25,000	—	$8,400
President and Chief	2004	400,000	649,716	10,940	—	—	—	8,200
Executive Officer	2003	400,000	401,315	9,307	—	30,000	—	8,000
David L. Webster(3)	2005	$400,000	$1,082,000	$12,043	—	25,000	—	$8,400
Chairman, President and	2004	400,000	896,000	11,984	—	—	—	8,200
CEO of Kinro, Inc	2003	400,000	657,200	11,492	—	30,000	—	8,000
Jason D. Lippert(4)	2005	$400,000	$661,760	$11,533	$377,640	25,000	—	$8,000
President and Chief	2004	400,000	510,560	11,497	150,840	15,000	—	7,895
Executive Officer of	2003	300,000	410,000	9,000	132,800	30,000	—	7,729
Lippert Components, Inc.
Scott T. Mereness	2005	$225,160	$684,000	$9,000	—	20,000	—	$8,000
Executive Vice President	2004	205,000	477,000	9,000	—	—	—	8,200
and Chief Operating Officer
of Lippert Components, Inc.
Fredric M. Zinn(5)	2005	$250,000	$259,600	$24,591	—	20,000	—	$8,400
Executive Vice President	2004	225,000	224,545	13,408	—	—	—	8,200
and Chief Financial Officer	2003	200,000	198,779	13,888	—	30,000	—	8,000

(1)	Messrs. Abrams, Webster, Zinn and Lippert receive payments pursuant to a discretionary retirement bonus program. These bonuses must be used to purchase specified tax deferred annuities and/or cash value life insurance. For 2005, Mr. Abrams received $30,000, Mr. Webster received $50,000, Mr. Zinn received $24,600 and Mr. Lippert received $10,000 pursuant to the discretionary retirement bonus program.

(2)	For 2005, Mr. Abrams was entitled to receive performance-based incentive compensation equal to 2.5% of the amount by which the Company’s income before income taxes and extraordinary items exceeded the threshold of $17,768,000. Based on this formula, for 2005, Mr. Abrams was entitled to receive performance-based incentive compensation of $907,288. For 2004 and 2003, the thresholds were $16,068,000 and $16,463,000, respectively, and Mr. Abrams received $619,716, and $371,315, respectively.

(3)	On February 17, 2005, effective as of January 1, 2005, Kinro and its affiliates entered into an Amended and Restated Employment Agreement with Mr. Webster. The Agreement renews and extends until December 31, 2007 Mr. Webster’s previous agreement. After the initial term and each renewal term, the agreement automatically renews for additional one-year terms unless terminated by either party on 120 days notice. Pursuant to the Agreement, Mr. Webster receives base salary of $400,000 and performance-based incentive compensation equal to 5% of the amount by which the operating profit of Kinro exceeds $7,522,000. Based on this formula, for 2005, Mr. Webster’s performance-based incentive compensation was $1,032,000. For 2004, Mr. Webster was entitled to receive 5% of the amount by which the Operating Profit of Kinro (as defined) exceeded the threshold of $7,522,000.

(Footnotes continued on next page)

(Footnotes continued from previous page)

Based on this formula, for 2004, Mr. Webster’s performance-based incentive compensation was $846,000. Based on this formula and a threshold of $7,522,000, for 2003, Mr. Webster’s performance-based incentive compensation was $607,200. See “Report of the Compensation Committee.”

(4)	Effective as of January 1, 2006, Lippert Components, Inc. and its affiliates extended and amended its employment agreement with Mr. Lippert, which expired on February 4, 2006, for the term ending December 31, 2010. Pursuant to the agreement, Mr. Lippert receives base salary of $400,000 and performance-based incentive compensation equal to 5% of the amount by which the operating profit of the LCI Entities (as defined) exceeds $14 million, after giving effect to a capital charge. At least 60% of the amount of incentive compensation in excess of $600,000 is required to be paid in restricted shares of the Company’s Common Stock, and the amount by which the incentive compensation, if any, exceeds five times the base salary is required to be paid in deferred shares of the Company’s Common Stock.

Pursuant to the employment agreement between Mr. Lippert and the LCI Entities that was in effect for 2005, Mr. Lippert received base salary of $400,000. In addition, for 2005, Mr. Lippert was entitled to receive 5% of the amount by which the operating profit of the LCI Entities exceeded $10.1 million, after giving effect to a capital charge. In accordance with this formula, for 2005, Mr. Lippert’s performance-based incentive compensation was $1,029,400. For 2004, Mr. Lippert received base salary of $400,000. In addition, pursuant to his employment agreement, for 2004 Mr. Lippert was entitled to receive 5% of the amount by which the operating profit of the LCI Entities exceeded $10.1 million, after giving effect to a capital charge. In accordance with this formula, for 2004, Mr. Lippert’s performance-based incentive compensation was $651,400. For 2003, Mr. Lippert received base salary of $300,000. In addition, for 2003, Mr. Lippert was entitled to receive 5% of the amount by which the operating profit of the LCI Entities exceeded $8.0 million. In accordance with this formula, for 2003, Mr. Lippert’s performance-based incentive compensation was $532,800, after giving effect to a capital charge.

At least 60% of the amount of incentive compensation in excess of $400,000 was required to be paid in restricted shares of the Company’s stock. For 2003, Mr. Lippert elected to receive $132,800 or 100% of this excess amount in restricted shares of the Company’s stock. For 2004, Mr.Lippert elected to receive $150,840 or 60% of this excess amount in restricted shares of the Company’s stock, and for 2005, Mr. Lippert elected to receive $377,640 or 60% of this excess amount in restricted shares of the Company’s stock.

(5)	On September 12, 2003, the Company entered into a Change of Control Agreement with Mr. Zinn, Executive Vice President and Chief Financial Officer of the Company, who has been an officer of the Company since 1986. The agreement, as amended, provides for severance payable upon a Company- initiated termination within one year following, or 120 days prior to, a change of control, or a termination initiated by Mr. Zinn with good reason (defined as a reduction in Mr. Zinn’s compensation or a material change in Mr. Zinn’s authority and duty) within six months following a change of control. Change of control includes acquisition of 30% or more of the Company’s voting securities, or stockholder approval of a merger resulting in a change in voting control of more than 50% of the voting power of the Company’s existing securities, or liquidation of the Company. The agreement provides that Mr. Zinn will receive his then effective compensation for a period of two years if he is involuntary terminated, or one year if he voluntarily terminates for good reason, subject to certain adjustments, and certain other benefits.

Equity Award and Incentive Plan

     On May 16, 2002, stockholders approved the Drew Industries Incorporated 2002 Equity Award and Incentive Plan (the “2002 Plan”).

     The following is a brief description of the material features of the 2002 Plan. This description is qualified in its entirety by reference to the full text of the Plan.

     Shares Available and Award Limitations. Subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events, the total shares available at March 23, 2006 under the 2002 Plan was 1,870,222 shares (of which 1,598,866 shares are subject to outstanding options and deferred stock units and 271,356 shares are available for future grant) or 8.0% of the Company’s shares outstanding on March 23, 2006, assuming exercise of all options and awards outstanding and available. Shares delivered under the 2002 Plan may be either newly issued or treasury shares. See Proposal 2. “Amendment to 2002 Equity Award and Incentive Plan,” with respect to increasing the number of shares available under the 2002 Plan.

     The 2002 Plan includes a limitation on the amount of Awards that may be granted to any one Participant in a given year to qualify Awards as “performance-based” compensation not subject to the limitation on deductibility under Internal Revenue Code Section 162(m). Under this annual per-person limitation, no Participant may in any year be granted share-denominated Awards under the 2002 Plan relating to more than his or her “Annual Limit” for each type of Award. The Annual Limit is 100,000 shares (after giving effect to the September 2005 stock split) plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. Options, stock appreciation rights (“SARs”), restricted stock, deferred stock and bonus stock, are separate types of awards subject to a separate limitation. In the case of Awards not relating to shares in a way in which the share limitation can apply, no Participant may be granted Awards authorizing the earning during any year of an amount that exceeds the Participant’s Annual Limit, which is $1,200,000, plus the cumulative amount of the Participant’s unused cash Annual Limit as of the close of the previous year. The Annual Limit for non-stock-based Awards of $1,200,000 is separate from the Annual Limit of 100,000 shares (after giving effect to the September 2005 stock split) for each type of stock-based Award.

     No shares authorized under the 2002 Plan will be used for any award which could be characterized as a “repricing” of outstanding options.

     Eligibility. Executive officers and other employees of the Company and its subsidiaries, and non-employee directors, consultants and others who provide substantial services to the Company and its subsidiaries, are eligible to be granted Awards under the 2002 Plan.

     Administration. The 2002 Plan is administered by the Compensation Committee (the “Committee”), except that the Board of Directors (“Board”) may appoint any other committee to administer the 2002 Plan and may itself act to administer the Plan. Subject to the terms and conditions of the 2002 Plan, the Committee is authorized to select Participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations which may be necessary or advisable for the administration of the 2002 Plan. Nothing in the 2002 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers. The 2002 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2002 Plan.

     Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the Participant, and non-qualified stock options, and SARs entitling the Participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of an option and the grant price of an SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below). At the discretion of the Committee, options may be exercised by payment of the exercise price in cash, shares or other property (including broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee.

     Restricted and Deferred Stock. The Committee is authorized to make Awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by Participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee. An Award of restricted stock entitles the Participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Except in the event of a change of control (as defined in the 2002 Plan), restricted stock may not be transferred prior to the first anniversary of the grant thereof. Deferred stock gives Participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified period (which need not be the same as the deferral period). Prior to settlement, deferred stock Awards carry no voting or dividend rights or other rights associated with stock ownership.

     Bonus Shares, and Awards in lieu of Cash Obligations. The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of the Company’s obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The number of shares granted to an executive officer or non-employee director in place of salary, fees or other cash compensation must be reasonable, as determined by the Committee.

     Performance-Based Awards. To avoid the limitations on deductibility under Internal Revenue Code Section 162(m), the Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of Awards being granted or becoming exercisable or settleable under the 2002 Plan, or as a condition to accelerating the timing of such events. The Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of Awards under the 2002 Plan.

     Other Terms of Awards. Awards may be settled in cash, shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit Participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest on any deferred amounts. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the Participant) in order to satisfy tax obligations. Awards granted under the 2002 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the Participant’s death, except that the Committee may permit transfers in individual cases, including for estate planning purposes.

     Vesting, Forfeitures, and Acceleration. The Committee may, in its discretion determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 2002 Plan provides that, in the event of a Change in Control of the Company, outstanding Awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and goals relating to performance-based awards will be deemed met or exceeded to the extent specified in the performance-award documents. A Change in Control means generally (i) any person or group becomes a beneficial owner of 30% or more of the voting power of the Company’s voting securities, (ii) a change in the Board’s membership such that the current members, or those elected or nominated by vote of a majority of the current members and successors elected or nominated by them, cease to represent a majority of the Board in any period of less than two years, (iii) certain mergers or consolidations reducing the percentage of voting power held by stockholders prior to such transactions to under 51%, (iv) stockholder approval of a sale or liquidation of all or substantially all of the assets of the Company and (v) upon the sale of all or substantially all of the Company’s assets.

     Amendment and Termination of the 2002 Plan. The Board may amend, alter, suspend, discontinue, or terminate the 2002 Plan or the Committee’s authority to grant awards thereunder without stockholder approval unless stockholder approval is required by law, regulation, or stock exchange rule. Under these provisions, stockholder approval will not necessarily be required for amendments that might increase the cost of the 2002 Plan. However, stockholder approval is required for any amendment which may (a) increase the maximum number of shares of stock covered by the Plan or change the class of employees who are Eligible Persons; (b) reduce the exercise price for any stock options below the fair market value of the Common Stock on the date of the grant of such option; (c) extend beyond 10 years from the date of the grant the period within which any Award may be exercised; (d) extend the period beyond the termination date of the Plan during which Awards may be granted; or (e) increase the Annual Limit. No awards may be made after the tenth anniversary of the effective date of the plan. Unless earlier terminated, the 2002 Plan will terminate at such time that no shares reserved under the 2002 Plan remain available and the Company has no further rights or obligations with respect to any outstanding Award.

Equity Compensation Plan Information as of December 31, 2005

			(c)
			Number of Securities
		(b)	Remaining Available for
	(a)	Weighted-Average	Future Issuance Under
	Number of Securities to	Exercise Price of	Equity Compensation
	be Issued upon Exercise	Outstanding	Plans (Excluding
	of Outstanding Options,	Options, Warrants	Securities Reflected in
Plan Category	Warrants and Rights	and Rights	Column(a))

Equity compensation
plans approved by
shareholders	1,637,966 (1)	$17.14 (1)	282,224

Equity compensation
plans not approved by
shareholders	0	0	0

Total	1,637,966 (1)	$17.14 (1)	282,224

(1)	Includes 59,506 deferred stock units issued in lieu of cash compensation in payment of directors’ fees. For purposes of the Weighted-Average Exercise Price computation, such deferred stock units have a zero exercise price.

Option Grants in 2005

     The Company grants options to employees and executive officers generally every second year, and to non-employee directors annually. In 2004, the Company granted options to purchase an aggregate of 65,000 shares to non-employee directors and one executive officer. The following table summarizes stock options granted during 2005 to the named executive officers.

					Potential Realizable
					Value at Assumed
					Annual Rates of
					Price Appreciation
	Individual Grants				For Option Term

	Number of	% of Total
	Shares	Options
	Underlying	Granted to
	Options	Employees	Exercise	Expiration
Name	Granted	in 2005	Price	Date	5%	10%

Leigh J. Abrams	25,000	4.0%	$28.33	11/15/11	$240,873	$546,458
David L. Webster	25,000	4.0%	$28.33	11/15/11	$240,873	$546,458
Jason D. Lippert	25,000	4.0%	$28.33	11/15/11	$240,873	$546,458
Scott T. Mereness.	20,000	3.2%	$28.33	11/15/11	$192,698	$437,166
Fredric M. Zinn	20,000	3.2%	$28.33	11/15/11	$192,698	$437,166

Year-End Option Values

     The following table presents the value realized on exercise of options in 2005, as well as the value of unexercised options, in each case sold or held by the named executive officers at December 31, 2005.

			Number of		Value of Unexercised
			Securities Underlying		In-the-Money
			Unexercised Options at		Options at
	Shares		December 31, 2005		December 31, 2005(1)
	Acquired	Value	Exercisable (E)		Exercisable (E)
Name	on Exercise	Realized	Unexercisable (U)		Unexercisable (U)

Leigh J. Abrams	100,000	$2,344,830	12,000	(E)	$184,920	(E)
			43,000	(U)	$277,380	(U)
David L. Webster	100,000	$2,344,867	12,000	(E)	$184,920	(E)
			43,000	(U)	$277,380	(U)
Jason D. Lippert	56,000	$914,979	47,800	(E)	$996,417	(E)
			66,200	(U)	$686,568	(U)
Scott T. Mereness	16,000	$375,900	42,000	(E)	$844,740	(E)
			53,000	(U)	$557,910	(U)
Fredric M. Zinn	28,000	$528,735	23,200	(E)	$449,688	(E)
			42,800	(U)	$390,852	(U)

(1) Market value of Common Stock at December 31, 2005 ($28.19) minus the exercise price.

Compensation of Directors

     Directors who are employees of the Company do not receive additional or special compensation for serving as directors.

     The following table sets forth the cash compensation paid to non-employee directors during 2005, which will remain unchanged for 2006.

	2005

	Board or
	Committee		Other
	Chairman		Directors

Director Annual Fee	$54,000	(1)	$30,000
Director Fee Per Board Meeting	$2,000		$1,000
Audit Committee Annual Fee	$15,000		—
Audit Committee Fee per Meeting	$2,500		$2,000
Compensation Committee Annual Fee	$5,000		—
Compensation Committee Fee per Meeting	$1,500		$1,000
Corporate Governance and Nominating
Committee Annual Fee	$5,000		—
Corporate Governance and Nominating
Committee Fee per Meeting	$1,500		$1,000

(1) In addition, in 2005, Edward W. Rose, III, Chairman of the Board of Directors, received $30,000 pursuant to a discretionary retirement bonus program intended to provide retirement income.

     To encourage our directors’ long-term ownership of the Common Stock of the Company, the 2002 Plan provides that non-employee directors may elect to accept deferred stock units in lieu of cash compensation in payment of drectors’ fees. The number of stock units, credited at the fair market value of the stock on the date earned, is equivalent to 115% of the deferred fee. In general, the deferred stock units are distributed in the form of shares of Common Stock of the Company at the end of the initial deferral period selected by the director which may be from approximately two years to approximately five years from the beginning of the year for which the initial deferral election was made, subject to earlier distribution upon death, disability, termination of service as a director without cause, or certain changes of control of the Company. The director may elect, by notice one year before expiration of the initial deferral period, to extend the deferral for an additional five years. Different rules apply to deferred stock units earned before December 31, 2004. In general, a director may elect, by notice one year before expiration of a deferral period, to extend the deferral of stock units earned before December 31, 2004 for an additional one year. Until shares representing the deferred stock are distributed, the director does not have any rights of a stockholder of the Company with respect to such shares. To date, three directors have elected to receive 100% of their fees in deferred stock units, and two directors have elected to receive 30% of their fees in deferred stock units resulting in an aggregate of 59,506 deferred stock units outstanding at December 31, 2005.

Employment and Change of Control Contracts

     See footnotes 3 through 5 to the Summary Compensation Table for information regarding (i) employment agreements between (a) Kinro, Inc., a subsidiary of the Company, and David L. Webster, Chairman, President and Chief Executive Officer of Kinro and a director of the Company, (b) Lippert Components, Inc. and Jason D. Lippert, President and Chief Executive Officer of Lippert Components, Inc., and (ii) an amended change of control agreement between the Company and Fredric M. Zinn, Chief Financial Officer and Executive Vice President of the Company. Effective March 1, 2005, the Company entered into a Change of Control Agreement with Harvey F. Milman, Vice President-Chief Legal Officer of the Company. The agreement, as amended, provides for severance payable upon a Company-initiated termination within one year following, or 120 days prior to, a change of control, or a termination initiated by Mr. Milman with good reason (defined as a reduction in Mr. Milman’s compensation or a material change in Mr. Milman’s authority and duty) within six months following a change of control. Change of control includes acquisition of 30% or more of the Company’s voting securities, or stockholder approval of a merger resulting in a change in voting control of more than 50% of the voting power of the Company’s existing securities, or liquidation of the Company. The agreement provides that Mr. Milman will receive his then effective compensation for a period of two years if he is involuntary terminated, or one year if he voluntarily terminates for good reason, subject to certain adjustments, and certain other benefits.

Compensation Committee Interlocks and Insider Participation

     No executive officer of the Company serves on the Compensation Committee, and there are no “interlocks,” as defined by the Securities and Exchange Commission.

Certain Relationships and Related Transactions

     The Company currently has approximately 4,500 employees and seeks to employ the most qualified candidates. Consequently, the Company does not preclude the hiring of family members of incumbent directors and executive officers. The compensation of each of the following employees was established in accordance with the Company’s employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities.

     During 2005, the Company employed Stephanie Todd as Administrative Assistant at Kinro, Inc., who received salary and bonus of $66,646 and options to purchase 1,000 shares at $28.33 per share. Ms. Todd, who has been employed at Kinro, Inc. in excess of twenty years, is the daughter of David L. Webster, President and Chief Executive Officer of Kinro, Inc. and an incumbent director of the Company.

     During 2005, the Company employed at Lippert Components, Inc. Jason D. Lippert, as President and Chief Executive Officer (see “Executive Compensation - Summary Compensation Table”); Joshua Lippert, as Vice President and Treasurer, who received salary and bonus of $345,600 and options to purchase 10,000 shares at $28.33 per share, and Jarod Lippert as Information Systems Project Specialist, who received salary and bonus of $71,680 and options to purchase 3,000 shares at $28.33 per share. Jason Lippert, Joshua Lippert and Jarod Lippert, who have been employed by Lippert Components, Inc. in excess of twelve, nine and four years, respectively, are sons of L. Douglas Lippert, currently Chairman, and formerly President and Chief Executive Officer of Lippert Components, Inc. until February 2003, and an incumbent director of the Company.

     Pursuant to a proposed arrangement between Joshua Lippert and Lippert Components, Inc., Mr. Lippert will continue as Vice President and Treasurer of Lippert Components, Inc. until November 30, 2006 in consideration for compensation of $7,000 per week, and from December 1, 2006 until November 30, 2007, Mr. Lippert will serve as an independent consultant to Lippert Components, Inc. in consideration for aggregate compensation in the amount of $70,000.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Policy

     The Compensation Committee of the Board of Directors currently consists of five non-employee directors, James F. Gero, Chairman, Edward W. Rose III, Frederick B. Hegi, Jr., David A. Reed and John B. Lowe, Jr. (the “Committee”). All members of the Committee meet the independence requirements of the New York Stock Exchange and qualify as “outside directors” under Section 162(m) of the Internal Revenue Code.

     The Committee has the responsibility for developing the policies which govern compensation for executive officers, determining the annual compensation of the Chief Executive Officer, and making recommendations to the Board of Directors regarding compensation of other executive officers in accordance with such policies.

     The Company’s executive compensation policy is designed to enable the Company to attract, motivate and retain senior management by providing a competitive compensation opportunity based significantly on performance. The objective is to provide fair and equitable compensation to senior management in a way that rewards management for reaching and exceeding objectives. The compensation policy links a significant portion of executive compensation to the Company’s performance, recognizes individual contribution as well as overall business results, and aligns executive and stockholder interests. The primary components of the Company’s executive compensation are base salary, performance-related cash incentive compensation, equity-based awards consisting principally of stock options and restricted stock, and discretionary bonuses. While the components of compensation are considered separately in this report, the Committee takes into account the full compensation package provided by the Company to each of its executives, including retirement benefits, severance obligations, insurance and other benefits.

     It is the policy of the Board of Directors not to include earnings of acquired companies in computing compensation pursuant to performance-based incentive compensation plans in effect prior to the acquisition. Accordingly, with respect to those executives who receive performance-based incentive compensation, subsequent to an acquisition the Board of Directors will modify existing performance-based incentive compensation plans to raise the level of base earnings that are not subject to incentive bonus.

     To help align the personal interests of senior management with the interests of the Company’s stockholders, the Committee has established guidelines for ownership of the Company’s stock by executives, as a multiple of the executive’s base salary; and to enhance the retention value of the Company’s executives, the Committee requires that under certain conditions the Company’s senior management hold for at least one year stock received upon exercise of stock options. The Committee periodically reviews the Company’s compensation policy utilizing both internal and external sources of information and analysis relating to corporate performance, total return to stockholders of comparable companies, and compensation afforded to executives by competitors of the Company. If appropriate, changes will be recommended.

Compensation of the Chief Executive Officer in 2005

     The compensation policy applied by the Company in establishing the compensation for Leigh J. Abrams, the Company’s President and Chief Executive Officer, is essentially the same as for other senior executives of the Company — to provide a competitive compensation opportunity that rewards performance and recognizes individual contribution. For 2005, Mr. Abrams received base salary of $400,000 (unchanged since 2001) plus incentive compensation of $907,288 equal to 2.5 % of the Company’s income before income taxes and extraordinary items, subject to certain adjustments, in excess of $17,768,000. The threshold applicable to Mr. Abrams’ incentive compensation was modified by the Board of Directors to give effect to acquisitions during 2004 and 2005. In 2005, Mr. Abrams received insurance coverage for medical and dental ($29,864), long-term care ($11,510), disability and life ($4,623), an automobile together with related expenses ($9,453), and a Company contribution to a 401(k) plan ($8,400). In 2005, Mr. Abrams also received a taxable payment of

$30,000 required to provide retirement income, and Mr. Abrams elected to purchase specified tax deferred annuities and cash value life insurance with the after-tax proceeds of this bonus. In November 2005, Mr. Abrams was granted an option to purchase 25,000 shares of the Company’s common stock at $28.33 per share. The Company does not have an employment agreement with Mr. Abrams.

Compensation of Chief Executive Officers of Subsidiaries in 2005

     As with the Chief Executive Officer, compensation of other executive officers is intended to reward performance and recognize individual contribution. Accordingly, the chief executive officers of the Company’s subsidiaries receive compensation based upon the results of operations of such subsidiaries.

     For 2005, David L. Webster, Chairman, President and Chief Executive Officer of Kinro, received base salary of $400,000 (unchanged since 1996). In addition, for 2005 Mr. Webster was entitled to receive 5% of the amount by which the operating profit of the Kinro Entities (as defined) exceeded $7,522,000. In accordance with this formula, for 2005 Mr. Webster’s performance-based incentive compensation was $1,032,000. In 2005, Mr. Webster received insurance coverage for medical and dental ($8,605), long-term care ($13,246), disability and life ($4,960), an automobile together with related expenses ($7,083), and a Company contribution to a 401(k) plan ($8,400). In 2005, Mr. Webster also received a taxable payment of $50,000 required to provide retirement income, and Mr. Webster elected to purchase specified tax deferred annuities with the after-tax proceeds of this bonus. In November 2005, Mr. Webster was granted an option to purchase 25,000 shares of the Company’s common stock at $28.33 per share. Mr. Webster’s employment agreement with Kinro expired on December 31, 2004, and was renewed for the three-year term ending December 31, 2007 with the same compensation terms as the prior agreement. After the initial term and each renewal term, unless terminated by either party on 120 days notice, the agreement automatically renews for additional one year terms.

     For 2005, Jason D. Lippert, President and Chief Executive Officer of Lippert Components, received base salary of $400,000. In addition, for 2005, Mr. Lippert was entitled to receive 5% of the amount by which the operating profit of the LCI Entities (as defined) exceeded $13 million. The threshold applicable to Mr. Lippert’s incentive compensation was modified by the Board of Directors to give effect to acquisitions during 2004 and 2005. In accordance with this formula, for 2005 Mr. Lippert’s performance-based incentive compensation was $1,029,400, less a $100,000 discretionary bonus paid during 2005. At least 60% of the amount of the incentive compensation in excess of $400,000 was required to be paid in restricted shares of the Company’s stock. Accordingly, Mr. Lippert received 10,868 shares. In 2005, Mr. Lippert received insurance coverage for medical and dental ($2,955), disability and life ($2,533), an automobile allowance ($9,000), and a Company contribution to a 401(k) plan ($8,000). In 2005, Mr. Lippert also received a taxable payment of $10,000 required to provide retirement income, and Mr. Lippert elected to purchase specified tax deferred annuities and cash value life insurance with the after-tax proceeds of this bonus. In November 2005, Mr. Lippert was granted an option to purchase 25,000 shares of the Company’s common Stock at $28.33 per share.

     Mr. Lippert’s employment agreement with Lippert Components expired on February 4, 2006, and was renewed for a five-year term ending December 31, 2010. Pursuant to the renewed agreement, Mr. Lippert will receive base salary of $400,000 per annum and performance-based incentive compensation equal to 5% of the amount by which the operating profit of the LCI entities exceeds $14 million, subject to a capital charge. At least 60% of the incentive compensation in excess of $600,000 for any year is paid in restricted shares of the Company’s stock; and the amount of incentive compensation, if any, in excess of five times the base salary for any year is paid in deferred stock units of the Company’s stock. Mr. Lippert will receive a taxable payment of $40,000 per annum to provide retirement income. Subject to the discretion of the Compensation Committee, each year the Company will recommend that Mr. Lippert receive options to purchase shares of the Company’s common stock having an annual value of at least $130,000, or other equity awards of equivalent value. The option granted to Mr. Lippert in 2005 included the option for 2006 provided in

Mr. Lippert’s employment agreement, and no additional options are due to Mr. Lippert in 2006 pursuant to the employment agreement.

     Other executive officers of the Company and its subsidiaries receive formula and discretionary bonuses based upon their respective levels of organizational responsibility and the performance of the Company or the subsidiary by which they are employed.

Stock Options

     The Company’s 2002 Equity Award and Incentive Plan (the “2002 Plan”), which was approved by stockholders in 2002, provides for the grant of options as well as restricted and deferred stock, bonus stock, performance awards, and stock appreciation rights to employees of the Company and its subsidiaries, and to directors of the Company. See “Equity Award and Incentive Plan.” The Compensation Committee administers the 2002 Plan and determines and designates employees and directors who are to be granted options. Commencing in 2002, the Company began expensing the compensation related to stock options granted after January 1, 2002. As a result of recent changes in generally accepted accounting principles, commencing January 1, 2006, the Company will begin to expense the compensation related to unvested stock options granted prior to January 1, 2002, which expense will be less than $125,000 in 2006. The Company will not re-price stock options or cancel outstanding options and replace them with new options.

     The Company grants options to employees, including executive officers, generally every second year and in 2005, the Company granted options to approximately 135 employees to purchase an aggregate of 581,000 shares of the Company’s common stock (representing 2.8% of the Company’s outstanding shares at the date of grant) at $28.33 per share. Of the total options granted, an aggregate of 167,000 shares, or approximately 29%, were granted to nine executive officers. The options vest, after one year, at the rate of 20% per year over five years. Using the Black-Scholes method of valuation, the Company has determined that the total options granted in November 2005 have a value of approximately $5.5 million, which will be amortized at the rate of approximately $1.1 million per year for five years. In December 2005, each non-employee director received a stock option to purchase 7,500 shares of the Company’s common stock at $28.71 per share. Because all options which have been granted under the 2002 Plan have been granted at fair market value, any value which is ultimately realized by executive officers through stock options is based entirely on the Company’s performance, as perceived by investors in the Company’s Common Stock who establish the price for the Common Stock on the open market.

     At March 23, 2006, there were options and deferred stock units outstanding with respect to 1,598,866 shares of the Company’s common stock and an additional 271,356 shares available for options to be granted under the 2002 Plan. The options outstanding and options available for grant represent an aggregate of 1,870,222 shares or 8.0% of the Company’s common stock outstanding and reserved for issuance on March 23, 2006. See Proposal 2. “Amendment to 2002 Equity Award and Incentive Plan” with respect to increasing the number of shares available under the 2002 Plan.

Tax Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly-held companies for certain compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation which is not considered performance-based under the Section 162(m) rules. The Company’s 2002 Equity Award and Incentive Plan has been structured so that compensation deemed paid in connection with formula-based incentive compensation or the exercise of option grants made under the plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

Benefits

     The Company maintains certain broad-based employee benefit plans in which executive officers participate, including employee retirement savings plans (401k Plans) and other retirement, life, disability, health insurance plans and long-term care policies. The Company also provides to its executive officers either an automobile together with related expenses or an automobile allowance. The Company has no defined benefits retirement plans.

Conclusion

     A significant portion of the Company’s executive compensation is linked directly to individual performance and Company earnings. The Committee intends to continue to determine compensation based upon these factors.

COMPENSATION COMMITTEE James F Gero, Chairman Edward W. Rose, III Frederick B. Hegi, Jr. David A. Reed John B. Lowe, Jr.

     The foregoing report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

Comparative Stock Performance

     The following graph compares, for the last five calendar years, the cumulative stockholder return on the Common Stock of the Company with the cumulative return on the common stocks of the companies included in the Russell 2000 Index and on the common stocks of a representative peer group of companies engaged in similar businesses as the Company.

     The graph assumes investment of $100 on December 31, 2000 in the Company’s Common Stock, the Russell 2000 Index, and the common stocks of the peer group companies, and assumes that any dividends were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG DREW INDUSTRIES INCORPORATED, THE RUSSELL 2000 INDEX
AND A PEER GROUP

* $100 INVESTED ON 12/31/00 IN STOCK OR INDEX-
     INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING DECEMBER 31.

Indemnification

     Section 145 of the Delaware General Corporation Law empowers a domestic corporation to indemnify any of its officers, directors, employees or agents against expenses, including reasonable attorney’s fees, judgments, fines and amounts paid in settlement which were actually and reasonably incurred by such person in connection with any action, suit or similar proceeding brought against them because of their status as officers, directors, employees or agents of the Company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. If the claim was brought against any such person by or in the right of the Company, the Company may indemnify such person for such expenses if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the Company, except no indemnity shall be paid if such person shall be adjudged to be liable for negligence or misconduct unless a court of competent jurisdiction, upon application, nevertheless permits such indemnity (to all or part of such expenses) in view of all the circumstances.

     The Company’s Restated Certificate of Incorporation provides that the Company may indemnify its officers, directors, employees or agents to the full extent permitted by Section 145 of the Delaware General Corporation Law. Accordingly, no director of the Company is liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     In 2004 and 2005, the Company entered into Indemnification Agreements with each of its directors and executive officers (and the executive officers of its subsidiaries, Kinro, Inc. and Lippert Components, Inc.). In doing so, the Company incorporated into contract its existing obligations for indemnification and advancement of indemnifiable expenses which currently are included in the Company’s Restated Certificate of Incorporation and Amended By-laws, and as provided by Section 145 of the Delaware General Corporation Law. Management believes that it is in the best interests of the Company to make service to the Company more attractive to existing and prospective directors and executive officers by virtue of the security afforded by contract.

Proposal 2. AMENDMENT TO 2002 EQUITY AWARD AND INCENTIVE PLAN

Introduction

     At the Annual Meeting there will be presented to stockholders a proposal to approve the adoption of an amendment to the Drew Industries Incorporated 2002 Equity Award and Incentive Plan (the “2002 Plan”) which was approved by stockholders on May 16, 2002. The full text of the proposed amendment appears on Exhibit “A” to this Proxy Statement.

     The 2002 Plan provides for the grant to employees of the Company and any of its subsidiaries, consultants, and Directors, stock-based awards, such as options to purchase the Company’s Common Stock or restricted or deferred stock. The 2002 Plan provides for the grant of stock options that qualify either as incentive stock options under Section 422 of the Code or non-qualified options. The exercise price of the option is determined by the Compensation Committee in its sole discretion, provided that the exercise price is at least equal to 100% of the fair market value of the Common Stock subject to such option on the date of grant. See Proposal 1. “Election of Directors-Equity Award and Incentive Plan”.

     In addition to options granted prior to 2002, since January 2002, options to purchase 1,524,000 shares of Common Stock, representing 6.5% of the Company’s aggregate Common Stock outstanding and reserved for issuance on March 23, 2006 were granted to approximately 150 employees and Directors at exercise prices ranging from $7.875 to $28.71 per share. In addition, deferred stock units with respect to an additional 59,506 shares were issued in lieu of cash compensation in payment of Directors’ fees. Subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events, the total shares available for issuance on March 23, 2006 under the 2002 Plan was 1,870,222 shares (of which 1,598,866 shares are subject to outstanding options and deferred stock units, and 271,356 shares are available for future grant) or 8.0% of the Company’s Common Stock outstanding and reserved for issuance on March 23, 2006.

     In 2002, the Company began expensing the compensation related to stock options granted after January 1, 2002. As a result of recent changes in generally accepted accounting principles, commencing January 1, 2006, the Company will begin to expense the compensation related to unvested stock options granted prior to January 1, 2002, which expense will be less than $125,000 in 2006.

     During 2005, the Company realized cash and tax benefits of approximately $10.5 million as a result of the exercise of outstanding options to purchase 847,020 shares of its Common Stock. The Company grants options to employees and executive officers generally every second year.

Increase in Number of Shares

     Management believes that the Company’s long-term success is dependent upon the ability of the Company to attract and retain qualified employees and Directors and to motivate their best efforts on behalf of the Company’s interests. Thus, the 2002 Plan constitutes an important part of the Company’s compensation of its officers and other employees, and will make service on the Board of Directors more attractive, by providing an incentive to increase participation in the Company’s long-term success.

     Because options to purchase all but 271,356 shares have been granted, on March 27, 2006, the Board of Directors adopted an amendment to the 2002 Plan, subject to stockholders’ approval, increasing the number of shares available for issuance by 600,000 shares. If the amendment is approved, a total of 871,356 shares will be available for future issuance under the 2002 Plan, which combined with the 1,598,666 shares already subject to options and deferred stock units, represents 10.3% of the aggregate Common Stock outstanding and reserved for issuance on March 23, 2006.

Vote

     The favorable vote of a majority of the votes cast at the Annual Meeting is required to approve the adoption of the foregoing amendment to the 2002 Plan.

     Management recommends that you vote FOR approval of the adoption of the amendment to the 2002 Plan.

Proposal 3. APPOINTMENT OF AUDITORS

     It is proposed that the stockholders ratify the appointment by the Board of Directors of KPMG LLP as independent auditors for the purpose of auditing and reporting upon the consolidated financial statements and internal control over financial reporting of the Company for the year ending December 31, 2006. KPMG is a registered public accounting firm. It is expected that a representative of that firm will be present at the Annual Meeting of Stockholders to be held on May 25, 2006 and will be afforded the opportunity to make a statement and respond to appropriate questions from stockholders present at the meeting.

     Mangement recommends that you vote FOR ratification of the appointment of KPMG as independent auditors for the year ending December 31, 2006.

Fees for Independent Auditors

     The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2005 and 2004:

	2005	2004

Audit Fees:
Consists of fees billed for professional services rendered for the annual audit of the Company’s financial statements and for the reviews of the interim financial statements included in the
Company’s Quarterly Reports	$1,063,000	$1,269,405

Audit-Related Fees:
Consists primarily of fees billed for assistance with
regulatory filings, audit of employee benefit plans and
other audit related services filings	$28,000	$15,000

	2005	2004

Tax Fees:
Tax Planning and Compliance:
Consists of fees billed for tax planning and compliance,
assistance with the preparation of tax returns, services
rendered in connection with acquisitions made by the
Company and advice on other tax related matters	$34,511	$27,546

All Other Fees:
Other Services	—	—

Total All Fees	$1,125,511	$1,311,951

     As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

     In making its recommendation to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006, the Audit Committee has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which Management intends to present or knows that others will present at the meeting is that set forth herein. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the form of Proxy solicited from holders of the Common Stock to vote the Proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

     All proposals which stockholders of the Company desire to have presented at the Annual Meeting of Stockholders to be held in May 2007 must be received by the Company at its principal executive offices on or before December 21, 2006.

By Order of the Board of Directors EDWARD W. ROSE, III Chairman of the Board of Directors

April 17, 2006

EXHIBIT A

AMENDMENT TO
DREW INDUSTRIES INCORPORATED
2002 EQUITY AWARD AND INCENTIVE PLAN

     The Drew Industries Incorporated 2002 Equity Award and Incentive Plan is amended in the following respects effective May 25, 2006:

     Paragaraph (a) of Section 4. Stock Subject to Plan is amended to read as follows:

     “4. Stock Subject to Plan.

(a)	Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 2,300,000 (after giving effect to the 2-for-1 stock dividend of September 2005), plus (ii) the number of shares that remain available for issuance under the Preexisting Plan after all awards thereunder have been settled, plus (iii) the number of shares subject to awards under the Preexisting Plan that become available in accordance with Section 4(b) after the Effective Date; provided, however, (A) that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above, and (B) no more than 1,000,000 shares (after giving effect to the 2-for-1 stock dividend of September 2005) may be awarded under this Plan for awards other than Options and/or SARs. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.”

ANNUAL MEETING OF STOCKHOLDERS OF

DREW INDUSTRIES INCORPORATED

May 25, 2006

Proof #2

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

			FOR	AGAINST	ABSTAIN
1. TO ELECT A BOARD OF EIGHT DIRECTORS.		2. TO AMEND THE 2002 EQUITY AWARD AND INCENTIVE PLAN.	[_]	[_]	[_]
[_] FOR ALL NOMINEES [_] WITHHOLD AUTHORITY FOR ALL NOMINEES [_] FOR ALL EXCEPT (See instructions below)	NOMINEES: O Edward W. Rose, III O Leigh J. Abrams O David L. Webster O L. Douglas Lippert O James F. Gero O Frederick B. Hegi, Jr. O David A. Reed O John B. Lowe, Jr.	3. TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.	[_]	[_]	[_]

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	•

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. [_]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	[_]

Signature of Stockholder [	] Date [	] Signature of Stockholder [	] Date [ ]

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give ful title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Proof #1

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DREW INDUSTRIES INCORPORATED

Proxy for Annual Meeting of Stockholders - May 25, 2006

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, revoking any proxy heretofore given, hereby appoints LEIGH J. ABRAMS and FREDRIC M. ZINN, or either of them, proxies of the undersigned, with full power of substitution, with respect to all the shares of the Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Drew Industries Incorporated, to be held at The Crescent Club, 17th Floor, 200 Crescent Court, Dallas, Texas 75201 on May 25, 2006 at 9:00 A.M., and at any adjournment or postponement thereof, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, and in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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